Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of FSB Bancorp, Inc. for the year ended December 31, 2018 of our report dated March 27, 2019 included in its Registration Statements on Form S-8 (No. 333-220742) and (No. 333-214302) relating to the consolidated financial statements for the two years ended December 31, 2018.

/s/ Bonadio & Co., LLP

Bonadio & Co., LLP

Syracuse, New York

March 27, 2019